EXHIBIT 99.1
CONTACTS: Mark Carter, VP Strategic Initiatives and Investor Relations Officer (704) 557-8386
IMMEDIATE RELEASE August 7, 2014

Snyder’s-Lance, Inc. Reports Results for Second Quarter 2014

•Net revenue of $460 million, a 4.8% increase over prior year
•Earnings per diluted share of $0.29 excluding special items, a 21% increase over prior year
•Earnings per diluted share of $0.16 including special items
•Closed on the Baptista’s acquisition and finalized efforts to sell Private Brands
•Initiated Margin Improvement & Restructuring Plan

Charlotte, NC, - August 7, 2014 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today reported results for its second quarter of 2014.  Net revenue for the second quarter ended June 28, 2014 was $460 million, an increase of 4.8% compared to prior year net revenue of $439 million. Net income excluding special items in the second quarter of 2014 was $20.6 million, or $0.29 per diluted share, as compared to net income of $16.9 million for the second quarter of 2013, or $0.24 per diluted share. Net income including special items was $11.7 million for the second quarter of 2014, or $0.16 per diluted share, as compared to net income of $13.0 million for the second quarter of 2013, or $0.19 per diluted share. Special items for the second quarter of 2014 included after-tax expenses of $6.1 million for restructuring and impairment charges and $2.8 million in transaction related expenses. Special items for the second quarter of 2013 included after-tax expenses of $1.2 million for impairment charges and $2.7 million for a substantial self-funded medical expense.

Net revenue for the first six months ended June 28, 2014 was $897 million, an increase of 4.6% compared to prior year net revenue of $858 million. Net income excluding special items for the first six months of 2014 was $38.8 million, or $0.55 per diluted share, as compared to net income of $36.7 million for the first six months of 2013, or $0.53 per diluted share. Net income including special items was $28.5 million for the first six months of 2014, or $0.40 per diluted share, as compared to net income of $32.8 million for the first six months of 2013, or $0.47 per diluted share. Special items for the first six months of 2014 included after-tax expenses of $6.8 million for restructuring and impairment charges, $0.6 million for a self-funded medical insurance claim and $3.0 million in transaction related expenses. Special items for the first six months of 2013 included after-tax expenses of $1.2 million for impairment charges and $2.7 million for a substantial self-funded medical expense.

In the accompanying financial statements, the sale of Private Brands is classified as discontinued operations, which closed early in the Third Quarter.

Comments from Management
“The second quarter of 2014 was a key turning point for Snyder’s-Lance”, commented Carl E. Lee, Jr., President and Chief Executive Officer.  “Our recently completed sale of Private Brands supports our strategic plan to lead with differentiated branded products, while acquiring Baptista’s significantly improves our ability to drive innovation and organic growth. A number of exciting new products in our pipeline are being driven by the Baptista’s team and will come to market as we move into 2015. Our company is uniquely positioned to deliver what consumers are expecting when it comes to snacks that serve as a meal replacement, fuel a busy day or are part of healthy eating occasions. By staying focused on execution, we have launched a number of strategic initiatives to meet consumer trends and retailer expectations, while ensuring we stay ahead of the changing landscape. With a national Independent Business Owners (IBO) based DSD network, we have the capability to deliver new products quickly from our kitchens to store shelves, as consumers continue to search for unique and fulfilling snacks.”

Mr. Lee continued, “Over the next 12 months, we’ll complete the transition and integration of our recent transactions while reducing costs by $22 to $25 million through our Margin Enhancement & Restructuring initiative. At the same time, we will continue to invest in our Core branded products with advertising and marketing plans that are focused on driving top line and building long-term equity with consumers. The result will be expanded margins as we continue to drive growth with innovative new products, distribution gains and enhanced retail visibility. We’ll continue to expand our better-for-you product offerings and leverage the manufacturing capabilities and innovation skills of the team at Baptista’s, as well as other facilities and R&D Center. During our upcoming Second Quarter 2014 earnings call, we will discuss these changes and current sales trends as well as our projections for increasing revenues and reducing costs during the balance of 2014. A number of significant achievements have been realized during the past quarter and we are excited about what the future holds for our Company. I want to thank all of our team members at Snyder’s-Lance who are working hard to serve our consumers, customers and shareholders on a daily basis.”

Dividend Declared
The Company also announced the declaration of a quarterly cash dividend of $0.16 per share on the Company’s common stock. The dividend is payable on August 29, 2014 to stockholders of record at the close of business on August 21, 2014.

Estimates provided for 2014
The Company estimates net revenue for the full year 2014 will be in the range of $1.72 to $1.75 billion. Earnings per diluted share are expected to be between $1.10 and $1.18, adjusted for the recent transactions. Capital expenditures for 2014 are projected to be between $75 and $77 million, including capacity expansion for Baptista’s.

Conference Call
Management will conduct a conference call and live webcast at 9:00 am eastern time on Thursday, August 7, 2014 to review the Company’s second quarter results as well as the recently completed sale of Lance Private Brands to Shearer’s Foods and the recently completed acquisition of Baptista’s Bakery. The conference call and accompanying slide presentation will be webcast live through the Investor Relations section of the Company’s website, www.snyderslance.com. In addition, the slide presentation will be available to download and print approximately 30 minutes before the webcast at www.snyderslance.com. To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. The conference ID is 78414145. A continuous telephone replay of the call will be available between 3:00pm on August 7 and midnight on August 15. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 78414145. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.
Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder's-Lance has manufacturing facilities in North Carolina, Pennsylvania, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio and Wisconsin. Products are sold under the Snyder's of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps®, Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart™, O-Ke-Doke®, Quitos™ and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. LNCE-E

Cautionary Information about Forward Looking Statements
This news release contains statements which may be forward looking within the meaning of applicable securities laws. The statements include projections regarding future revenues, earnings and other results which are based upon the Company’s current expectations and assumptions and statements regarding the Company’s acquisition of Baptista’s Bakery and the recent sale of Private Brands, which are subject to a number of risks and uncertainties, including our ability to generate revenues and earnings previously generated by Private Brands or cost reductions to offset overhead costs previously covered by Private Brands. Factors that could cause actual results to differ include general economic conditions; volatility in the price, or availability of inputs, including raw materials, packaging, energy and labor; price competition and industry consolidation; changes in our top retail customer relationships; failure to successfully integrate acquisitions, including Baptista’s Bakery; loss of key personnel; failure to execute and accomplish our strategy; concerns with the safety and quality of certain food products or ingredients; adulterated, misbranded or mislabeled products or product recalls; disruption of our supply chain or information technology systems; improper use of social media; changes in consumer preferences and tastes or inability to innovate or market our products effectively; reliance on distribution through a significant number of independent business owners; protection of our trademarks and other intellectual property rights; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest and foreign currency exchange rate volatility and the interests of a few individuals who control a significant portion of our outstanding shares of common stock may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
For the Quarters and Six Months Ended June 28, 2014 and June 29, 2013

	Quarter Ended		Six Months Ended
(in thousands, except per share data)	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net revenue	$399,596	$378,489	$772,612	$737,030
Cost of sales	254,707	244,386	494,537	470,238
Gross margin	144,889	134,103	278,075	266,792

Selling, general and administrative	121,312	118,036	237,376	223,411
Impairment charges	6,503	1,900	7,503	1,900
Gain on sale of route businesses, net	(297)	(1,482)	(1,460)	(1,592)
Other loss/(income), net	501	(1,476)	581	(2,617)
Income before interest and income taxes	16,870	17,125	34,075	45,690

Interest expense, net	4,111	3,521	7,501	6,960
Income before income taxes	12,759	13,604	26,574	38,730

Income tax expense	4,584	5,141	7,910	15,010
Income from continuing operations	8,175	8,463	18,664	23,720
Discontinued operations, net of income tax	3,523	4,567	9,845	9,218
Net income	11,698	13,030	28,509	32,938
Net income attributable to noncontrolling interests	21	51	16	116
Net income attributable to Snyder’s-Lance, Inc.	$11,677	$12,979	$28,493	$32,822

Amounts attributable to Snyder's-Lance, Inc.:
Continuing operations	8,154	8,412	18,648	23,604
Discontinued operations	3,523	4,567	9,845	9,218
Net income	$11,677	$12,979	$28,493	$32,822

Basic earnings per share:
Continuing operations	0.12	0.12	0.27	0.34
Discontinued operations	0.05	0.07	0.14	0.13
Net income	0.17	0.19	0.41	0.47

Weighted average shares outstanding - Basic	70,162	69,279	70,080	69,136

Diluted earnings per share:
Continuing operations	0.11	0.12	0.26	0.34
Discontinued operations	0.05	0.07	0.14	0.13
Net income	0.16	0.19	0.40	0.47

Weighted average shares outstanding - Diluted	70,905	70,086	70,820	69,922

Cash dividends declared per share	$0.16	$0.16	$0.32	$0.32

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
As of June 28, 2014 and December 28, 2013

(in thousands, except share data)	June 28, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$18,450	$14,080
Accounts receivable, net of allowances of $1,490 and $1,535, respectively	134,322	121,599
Inventories	126,237	100,447
Prepaid income taxes	7,079	9,094
Deferred income taxes	15,874	15,391
Assets held for sale	14,262	15,314
Prepaid expenses and other current assets	21,146	22,925
Current assets of discontinued operations (Note 3)	39,399	37,416
Total current assets	376,769	336,266

Noncurrent assets:
Fixed assets	423,379	312,527
Goodwill	479,502	422,318
Other intangible assets, net	513,462	516,607
Other noncurrent assets	22,413	22,250
Noncurrrent assets of discontinued operations (Note 3)	181,903	154,626
Total assets	$1,997,428	$1,764,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,894	$17,291
Accounts payable	56,715	45,966
Accrued compensation	27,217	27,530
Accrued casualty insurance claims	5,096	6,262
Accrued selling and promotional costs	14,174	12,636
Other payables and accrued liabilities	22,459	22,016
Current liabilities of discontinued operations (Note 3)	15,219	14,503
Total current liabilities	149,774	146,204

Noncurrent liabilities:
Long-term debt	695,208	480,082
Deferred income taxes	191,498	190,393
Accrued casualty insurance claims	7,439	5,567
Other noncurrent liabilities	21,981	24,143
Noncurrent liabilities of discontinued operations (Note 3)	269	305
Total liabilities	1,066,169	846,694

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.83 1/3 par value. Authorized 110,000,000 shares; 70,236,168 and 69,891,890 shares outstanding, respectively	58,528	58,241
Preferred stock, $1.00 par value. Authorized 5,000,000 shares; no shares outstanding	—	—
Additional paid-in capital	771,673	765,172
Retained earnings	91,213	85,146
Accumulated other comprehensive income	10,659	10,171
Total Snyder’s-Lance, Inc. stockholders’ equity	932,073	918,730
Noncontrolling interests	(814)	(830)
Total stockholders’ equity	931,259	917,900
Total liabilities and stockholders’ equity	$1,997,428	$1,764,594

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended June 28, 2014 and June 29, 2013

	Six Months Ended
(in thousands)	June 28, 2014	June 29, 2013
Operating activities:
Net income	$28,509	$32,938
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	29,742	29,641
Stock-based compensation expense	3,128	2,826
Loss/(gain) on sale of fixed assets, net	398	(272)
Gain on sale of route businesses	(1,460)	(1,592)
Impairment charges	7,503	1,900
Deferred income taxes	544	3,509
Provision for doubtful accounts	811	1,302
Changes in operating assets and liabilities, excluding business acquisition	(15,994)	(17,658)
Net cash provided by operating activities	53,181	52,594

Investing activities:
Purchases of fixed assets	(33,891)	(39,869)
Purchases of route businesses	(15,018)	(21,353)
Proceeds from sale of fixed assets	471	2,213
Proceeds from sale of route businesses	16,258	17,533
Proceeds from sale of investments	—	921
Business acquisition, net of cash acquired	(202,260)	—
Net cash used in investing activities	(234,440)	(40,555)

Financing activities:
Dividends paid to stockholders	(22,426)	(22,135)
Dividends paid to noncontrolling interests	—	(232)
Debt issuance costs	(1,854)	—
Issuances of common stock	4,819	7,549
Repurchases of common stock	(1,160)	(709)
Repayments of long-term debt	(8,750)	(16,029)
Net proceeds from existing credit facilities	215,000	16,870
Net cash provided by/(used in) financing activities	185,629	(14,686)

Effect of exchange rate changes on cash	—	(347)

Increase/(decrease) in cash and cash equivalents	4,370	(2,994)
Cash and cash equivalents at beginning of period	14,080	9,276
Cash and cash equivalents at end of period	$18,450	$6,282

Supplemental information:
Cash paid for income taxes, net of refunds of $164 and $36, respectively	$13,925	$21,257
Cash paid for interest	$7,159	$8,021

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
For the Quarters and Six Months Ended June 28, 2014 and June 29, 2013

(in thousands, except share data)	Net of Tax	Per Diluted Share
Quarter Ended June 28, 2014
Net income attributable to Snyder’s-Lance, Inc.	$11,677	$0.165

Impairment charges	4,188	0.059
Restructuring charges	1,968	0.028
Professional fees	1,477	0.021
Discrete foreign income taxes	1,309	0.018

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$20,619	$0.291

Quarter Ended June 29, 2013
Net income attributable to Snyder’s-Lance, Inc.	$12,979	$0.185

Self-funded medical insurance claim	2,732	0.039
Impairment charges	1,192	0.017

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$16,903	$0.241

(in thousands, except share data)	Net of Tax	Per Diluted Share
Six Months Ended June 28, 2014
Net income attributable to Snyder’s-Lance, Inc.	$28,493	$0.402

Impairment charges	4,819	0.068
Restructuring charges	1,968	0.028
Professional fees	1,691	0.024
Self-funded medical insurance claim	564	0.008
Discrete foreign income taxes	1,309	0.018

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$38,844	$0.548

Six Months Ended June 29, 2013
Net income attributable to Snyder’s-Lance, Inc.	$32,822	$0.469

Self-funded medical insurance claim	2,732	0.040
Impairment charges	1,192	0.017

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$36,746	$0.526